SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549






                            FORM 11-K




         Annual Report Pursuant to Section 15(d) of the
         Securities Exchange Act of 1934 (Fee Required)


                  Commission File Number 0-748



           For the fiscal year ended November 30, 1995


          THE McCORMICK PROFIT SHARING PLAN AND PAYSOP

                    (Full title of the Plan)



                McCORMICK & COMPANY, INCORPORATED

  (Name of issuer of the securities held pursuant to the Plan)


                        18 Loveton Circle
                     Sparks, Maryland  21152

             (address of principal executive office)

Items 1 through 3:  Not required; see Item 4, below.

Item 4.  Financial Statements and Exhibits.

a)    i)  Report of Independent Auditors..................  1

     ii)  Statements of Financial Condition...............  2

    iii)  Statements of Changes in Plan Equity............  3

     iv)  Notes to Financial Statements...................  4

      v)  Schedule II - Allocation of Plan Equity to
          Investment Programs.............................  11

     vi)  Schedule III - Allocation of Changes in Plan
          Equity to Investment Programs...................  13

b)  Exhibits:  Independent Auditors' Consent Letter as to
               Incorporation of their Report on the Plan's
               Financial Statements.

                           SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                              THE McCORMICK PROFIT SHARING PLAN
                              AND PAYSOP




DATE: May 28, 1996            By: /s/ Karen D. Weatherholtz

                                 Karen D. Weatherholtz
                                 Vice President-Human Relations
                                 and Plan Administrator

             Audited Financial Statements and Supplemental Schedules

                  The McCormick Profit Sharing Plan and PAYSOP

                     Years ended November 30, 1995 and 1994
                       with Report of Independent Auditors

                  The McCormick Profit Sharing Plan and PAYSOP

            Audited Financial Statements and Supplemental Schedules


                     Years ended November 30, 1995 and 1994




                                    Contents



Report of Independent Auditors.............................................1

Audited Financial Statements

Statements of Financial Condition..........................................2
Statements of Changes in Plan Equity.......................................3
Notes to Financial Statements..............................................4
Schedule II--Allocation of Plan Equity to Investment Programs.............11
Schedule III--Allocation of Changes in Plan Equity to Investment Programs.13



Supplemental Schedules

Item 27a--Schedule of Assets Held for Investment Purposes.................16
Item 27d--Schedule of Reportable Transactions.............................17

                       Report of Independent Auditors


To the Investment Committee
McCormick & Company, Incorporated

We have audited the accompanying statements of financial condition of the McCormick Profit Sharing Plan and PAYSOP as of November 30, 1995 and 1994, and the related statements of changes in plan equity for each of the three years in the period ended November 30, 1995. We have also audited the schedules of allocation of plan equity to investment programs as of November 30, 1995 and 1994 and allocation of changes in plan equity to investment programs for each of the three years in the period ended
November 30, 1995. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the McCormick Profit Sharing Plan and PAYSOP at November 30, 1995 and 1994, and the changes in plan equity for each of the three years in the period ended November 30, 1995, in conformity with generally accepted accounting principles. Furthermore, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of November 30, 1995, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


Ernst & Young LLP
Baltimore, Maryland
May 23, 1996


Page 1


                    The McCormick Profit Sharing Plan and PAYSOP

                        Statements of Financial Condition



                                                          November 30
                                                      1995           1994
Assets
Investments:
  Securities--at market value:
   McCormick & Company, Incorporated--common
    stock                                         $ 77,209,267   $ 70,518,267
   Unaffiliated Issuers:
    Temporary investments                              558,657        487,474
    Mutual Funds                                    70,450,478     56,215,416
  Participant loans                                  2,882,406      3,077,917
Total investments                                  151,100,808    130,299,074

Receivables:
  Accrued interest and dividends                         2,141          2,439
  Employer contributions                             1,030,662      4,028,631
Total receivables                                    1,032,803      4,031,070

Cash                                                   117,522         30,944
                                                   152,251,133    134,361,088


Liabilities
Administrative expenses payable                              -              -
Withdrawals payable                                          -              -
                                                             -              -

Plan equity                                       $152,251,133   $134,361,088



See accompanying notes.









Page 2


                 The McCormick Profit Sharing Plan and PAYSOP

                      Statements of Changes in Plan Equity



                                              Year ended November 30
                                         1995           1994          1993
Additions

Employer contributions               $  3,209,766  $  6,259,953  $  6,512,133
Employee contributions                  9,757,400    10,660,749     8,414,243
Earnings from investments:
  Dividends:
   McCormick & Company, Incorporated    1,788,884     1,763,800     2,070,382
   Mutual funds                         2,216,325     2,936,437       138,528
  Interest income                         312,702       271,349       954,826
Other, net                                (16,049)      108,724           292
                                       17,269,028    22,001,012    18,090,404

Deductions

Participant withdrawals                29,573,769     7,896,638     8,338,081
Administrative expenses                   395,601       243,886       368,741
Other, net                                      -             -         1,390
                                       29,969,370     8,140,524     8,708,212


Net realized gain on investments        5,239,030    19,624,604     4,231,911
Net unrealized appreciation
 (depreciation) of investments         25,351,357   (38,934,219)  (28,080,518)
Net increase (decrease)                17,890,045    (5,449,127)  (14,466,415)
Plan equity at beginning of year      134,361,088   139,810,215   154,276,630
Plan equity at end of year           $152,251,133  $134,361,088  $139,810,215



See accompanying notes.









Page 3


                  The McCormick Profit Sharing Plan and PAYSOP

                         Notes to Financial Statements

1.   Significant Accounting Policies

The financial statements of The McCormick Profit Sharing Plan and PAYSOP (the
Plan) are prepared on the accrual basis of accounting.

Valuation of Securities

Investments are stated at aggregate current value. Securities traded on a national securities exchange or included on the NASDAQ National Market List are valued at the last reported sales price on the last business day of the plan year. Investments for which no sale was reported on that date are valued at the last reported bid price.

The change in the difference between current value and the cost of investments is reflected in the statement of changes in plan equity as net unrealized appreciation or depreciation of investments.

The net realized gain or loss on disposal of investments is the difference between the proceeds received and the average cost of investments sold. Expenses relating to the purchase or sale of investments are added to the cost or deducted from the proceeds.

Administrative Expenses

McCormick & Company, Incorporated (the Company) has deducted $357,430, $240,195 and $306,261 in 1995, 1994 and 1993, respectively, from the
Profit Sharing contributions to offset a portion of the administrative costs incurred on behalf of the Plan. Direct expenses are paid by the Plan.

Reclassification

Certain prior year information has been reclassified to conform with the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Plan management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.



Page 4


                 The McCormick Profit Sharing Plan and PAYSOP

                   Notes to Financial Statements (continued)



2.   Description of the Plan

The following description of the Plan provides only general information. Further information about the Plan agreement, eligible employees, the vesting provisions and investment alternatives are contained in the pamphlet Profit Sharing Plus and in Registration Statement No. 33-33724 on Form S-8 filed with the Securities and Exchange Commission on March 2, 1990. Copies of these documents are available from McCormick Corporate Human Relations.

The Plan is a defined contribution plan sponsored by McCormick & Company, Incorporated which incorporates a 401(k) savings and investment option and a Payroll Based Stock Ownership Plan (PAYSOP).

The Company and participating subsidiaries make contributions to the Plan in such amounts as may be authorized by the Board of Directors. Company contributions are allocated to each participant's account based upon the participant's compensation and length of service. The Company has not made PAYSOP contributions since the elimination of the PAYSOP tax credit in the Tax Reform Act of 1986.

Participating employees can make elective pretax contributions to the Plan through regular payroll deductions. If an employee authorizes elective contributions, the contributions may not be less than 1% of his or her taxable cash compensation and may be up to a maximum of 15%. The Company and participating subsidiaries will make a matching contribution at a rate of $.20 for each $1.00 of the participant's elective contributions to the Plan regardless of the participant's investment election. The matching contribution is not made on elective contributions in excess of 10% of compensation.

On December 1, 1993 the Plan established new investment funds for the participants' elective contributions. In anticipation of transferring the existing assets to the new funds, all prior investments in the Interest Income and Balanced Equity funds were liquidated in November 1993. The proceeds were held in temporary investments at November 30, 1993.

Effective December 1, 1993, the Plan added the following investment funds, all of which are managed by Fidelity Investments:

   Investment-Grade Bond Fund - The Investment-Grade Bond Fund seeks to provide a high rate of income consistent with reasonable investment risk. The Fund also seeks capital appreciation where appropriate. Under normal circumstances, at least 65% of the Fund's total assets consist of investment-grade debt securities rates Baa or higher by Moody's Investors Service, Inc., or at least BBB by Standard & Poor's Corporation. The Fund may also invest in preferred stocks.



Page 5


                 The McCormick Profit Sharing Plan and PAYSOP

                   Notes to Financial Statements (continued)

2.   Description of the Plan (continued)

   Growth & Income Portfolio Fund - The Growth & Income Portfolio Fund seeks high total return through a combination of current income and capital appreciation. The Fund invests mainly in securities of companies that pay current dividends and offer potential growth of earnings. However, the Fund may buy securities that are not currently paying dividends but offer prospects for either capital appreciation or future income. Securities may be of foreign and domestic issuers. The Fund diversifies investments among a variety of industries.

   Retirement Money Market Portfolio Fund - The Retirement Money Market Portfolio Fund seeks as high a level of current income as is consistent with the preservation of capital and liquidity. The Fund strives to maintain a stable $1 share price by investing in high-quality, U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Investments include short-term corporate obligations, U.S. government obligations and certificates of deposit.

   Long-Term Capital Appreciation Fund - The Long-Term Capital Appreciation Fund seeks capital appreciation by making a profit on invested capital over the long term. The Fund invests in common stocks, and securities convertible to common stock, issued by companies operating in the U.S. and/or abroad as well as foreign companies. Investments are made in large corporations as well as smaller, less well-known companies. The Fund also diversifies investments among a variety of industries and sectors within the market.

Participants' elective contributions and the Company's Profit Sharing contributions are invested in the Plan's investment funds as directed by the participant.

In general, participant withdrawals are subject to a 10% excise tax for early withdrawals prior to the participant reaching retirement.

Participants are permitted to take loans against their contributions to the Plan. The maximum of any loan cannot exceed one-half of the participant's account balance or $50,000 less the highest outstanding unpaid loan balance during the prior twelve months, whichever is less. The Company's Investment Committee determines the interest rate for loans based on current market rates. Loan repayments, interest, plus maintenance fees are made by participants through monthly payroll deductions over loan terms of up to five years. Longer loan terms are available for loans taken to purchase, construct, re-construct or substantially rehabilitate a primary home for the participant or the participant's immediate family.

Page 6


                  The McCormick Profit Sharing Plan and PAYSOP

                   Notes to Financial Statements (continued)


2.   Description of the Plan (continued)

With the exception of the PAYSOP program, the Company intends to continue the Plan indefinitely. The Company reserves the right to terminate the Plan, or to reduce or cease contributions at any time, if its Board of Directors determines that business, financial or other good causes make it necessary to do so, or to amend the Plan at any time and in any respect provided, however, that any such action will not deprive any participant or beneficiary under the Plan of any vested right.

3.   Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Section 401 of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan administrator is not aware of any course of action or series of events that has occurred that might adversely affect the Plan's qualified status. Under the Plan, participants are not subject to federal income tax on Company contributions and income of the Plan until amounts are distributed to them.






















Page 7


                  The McCormick Profit Sharing Plan and PAYSOP

                    Notes to Financial Statements (continued)



4. Investments

During 1995, 1994 and 1993 the Plan's investments (including investments bought, sold, or held throughout the year) appreciated (depreciated) in fair value by $30,590,387, $(19,309,615) and $(23,848,607), respectively, as follows:

                                                         Net        Fair Value
                                                     Appreciation     at End
                                                     During Year      of Year
Year ended November 30, 1995
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                      $16,522,475   $ 77,209,267
  Unaffiliated issuers:
     Temporary investments                                     -        558,657
     Mutual funds                                     14,067,912     70,450,478
  Participant loans                                            -      2,882,406
 Total                                               $30,590,387   $151,100,808



                                                         Net        Fair Value
                                                    (Depreciation)    at End
                                                     During Year      of Year
Year ended November 30, 1994
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                     $(16,057,655)  $ 70,518,267
  Unaffiliated issuers:
     Temporary investments                                     -        487,474
     Mutual funds                                     (3,251,960)    56,215,416
  Participant loans                                            -      3,077,917
 Total                                              $(19,309,615)  $130,299,074







Page 8


                  The McCormick Profit Sharing Plan and PAYSOP

                    Notes to Financial Statements (continued)



4.   Investments (continued)
                                                        Net
                                                   (Depreciation)   Fair Value
                                                    Appreciation      at End
                                                    During Year       of Year

Year ended November 30, 1993
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                    $(24,208,095)   $113,374,707
  Unaffiliated issuers:
     Temporary investments                                    -      19,711,204
     Fixed income funds                                 178,015               -
     Mutual funds                                       181,473               -
  Participant loans                                           -       2,344,381
 Total                                             $(23,848,607)   $135,430,292


The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                           November 30
                                                       1995            1994

McCormick & Company, Incorporated common stock $77,209,267 $70,518,267 Fidelity Investments Mutual funds:
 Investment Grade Bond Fund                          7,635,346       8,079,985
 Growth & Income Portfolio Fund                     24,779,958      18,322,246
 Retirement Money Market Fund                                -       7,070,785
 Long-Term Capital Appreciation Fund                32,057,145      22,742,400
  (Magellan Fund)


5.   Transactions With Parties-in-Interest

Fees paid during the year for legal, accounting and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.



Page 9


                  The McCormick Profit Sharing Plan and PAYSOP

                    Notes to Financial Statements (continued)



6.   Reconciliation of Form 5500 to Audited Financial Statements

The following represents a summary of the differences between the Form 5500 for the year ended November 30, 1995, and the accompanying financial statements:


                                                    Amount per
Form 5500                                          Accompanying
  Line                                Amount per    Financial
 Number      Description              Form 5500     Statements    Difference

32b(1)(A) Interest--Interest bearing
            cash                     $    33,434   $   312,702   $  (279,268)
32b(1)(F) Interest--Other loans          269,386             -       269,386
N/A       Dividends--Mutual funds              -     2,216,325    (2,216,325)
32b(4)(C) Net gain(loss) on sale of
            assets                     1,507,445     5,239,030    (3,731,585)
32b(5)    Unrealized appreciation
            (depreciation)            14,543,103    25,351,357   (10,808,254)
32b(10)   Registered investment
            companies                 16,766,046             -    16,766,046
                                     $33,119,414   $33,119,414   $         -


The differences result from differences from the classification of investments, and the basis for determining cost, as required for financial statement purposes (historical cost) differing from the classification required in the Form 5500 (market value at the beginning of the Plan year).













Page 10


                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1995



                                                                     Growth &
                                                        Investment    Income
                                            McCormick   Grade Bond   Portfolio
                                  Total     Stock Fund     Fund        Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock   $ 77,209,267 $69,830,137 $        -  $         -
  Unaffiliated issuers:
   Temporary investments            558,657     464,224      7,345       37,668
   Mutual funds                  70,450,478           -  7,635,346   24,779,958
 Participant loans                2,882,406           -          -            -
Employer contributions
 receivable                       1,030,662           -          -            -
Accrued interest and dividends
 receivable                           2,141       1,641         36          151
Cash                                117,522      47,008      8,227       21,154
                                152,251,133  70,343,010  7,650,954   24,838,931

Liabilities

Administrative expenses payable           -           -          -            -
Withdrawals payable                       -           -          -            -
                                          -           -          -            -
Plan equity                    $152,251,133 $70,343,010 $7,650,954  $24,838,931











Page 11


                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1995



                                   Retirement      Long-Term
                                     Money          Capital
                                     Market       Appreciation
                                     Fund            Fund           PAYSOP

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock       $        -     $         -     $3,077,436
  Unaffiliated issuers:
   Temporary investments               19,921          20,689          7,078
   Mutual funds                     5,978,029      32,057,145              -
 Participant loans                          -               -              -
Employer contributions
 receivable                                 -               -              -
Accrued interest and dividends
 receivable                                41             210             27
Cash                                    7,052          34,081              -
                                    6,005,043      32,112,125      3,084,541

Liabilities

Administrative expenses payable             -               -              -
Withdrawals payable                         -               -              -
                                            -               -              -
Plan equity                        $6,005,043     $32,112,125     $3,084,541











Page 11A


                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1995






                                   RIT Trust         Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock       $4,301,694      $        -     $        -
  Unaffiliated issuers:
   Temporary investments                1,732               -              -
   Mutual funds                             -               -              -
 Participant loans                          -       2,882,406              -
Employer contributions
 receivable                                 -               -      1,030,662
Accrued interest and dividends
 receivable                                19              16              -
Cash                                        -               -              -
                                    4,303,445       2,882,422      1,030,662

Liabilities

Administrative expenses payable             -               -              -
Withdrawals payable                         -               -              -
                                            -               -              -
Plan equity                        $4,303,445      $2,882,422     $1,030,662











Page 11B


                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1994



                                                                    Growth &
                                                        Investment   Income
                                            McCormick   Grade Bond  Portfolio
                                  Total     Stock Fund     Fund       Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock   $ 70,518,267 $61,257,536 $        - $         -
  Unaffiliated issuers:
   Temporary investments            487,474     486,012          -           -
   Mutual funds                  56,215,416           -  8,079,985  18,322,246
 Participant loans                3,077,917           -          -           -
Employer contributions
 receivable                       4,028,631           -          -           -
Accrued interest and dividends
 receivable                           2,439       1,907         23          90
Cash                                 30,944       7,923     (8,033)       (462)
                                134,361,088  61,753,378  8,071,975  18,321,874

Liabilities

Administrative expenses payable          -            -          -           -
Withdrawals payable                      -            -          -           -
                                         -            -          -           -
Plan equity                    $134,361,088 $61,753,378 $8,071,975 $18,321,874











Page 12


                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1994



                                   Retirement      Long-Term
                                     Money          Capital
                                     Market       Appreciation
                                     Fund            Fund           PAYSOP

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock       $        -     $         -     $3,003,752
  Unaffiliated issuers:
   Temporary investments                    -               -             79
   Mutual funds                     7,070,785      22,742,400              -
 Participant loans                          -               -              -
Employer contributions
 receivable                                 -               -              -
Accrued interest and dividends
 receivable                               279             121              4
Cash                                   13,047          11,557          6,912
                                    7,084,111      22,754,078      3,010,747

Liabilities

Administrative expenses payable             -               -              -
Withdrawals payable                         -               -              -
                                            -               -              -
Plan equity                        $7,084,111     $22,754,078     $3,010,747











Page 12A


                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1994






                                   RIT Trust         Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock       $6,256,979      $        -     $        -
  Unaffiliated issuers:
   Temporary investments                1,383               -              -
   Mutual funds                             -               -              -
 Participant loans                          -       3,077,917              -
Employer contributions
 receivable                                 -               -      4,028,631
Accrued interest and dividends
 receivable                                15               -              -
Cash                                        -               -              -
                                    6,258,377       3,077,917      4,028,631

Liabilities

Administrative expenses payable             -               -              -
Withdrawals payable                         -               -              -
                                            -               -              -
Plan equity                        $6,258,377      $3,077,917     $4,028,631











Page 12B


                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1995


                                                                    Growth &
                                                      Investment-    Income
                                         McCormick    Grade Bond    Portfolio
                              Total      Stock Fund      Fund         Fund

Additions

Employer contributions     $  3,209,766  $   729,743  $   120,387  $   315,824
Employee contributions        9,757,400    4,066,290      683,018    1,674,667
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,788,884    1,585,651            -            -
  Mutual funds                2,216,325            -      517,040    1,213,542
 Interest income                312,702       32,301        1,434        3,192
Other, net                      (16,049)           -            -            -
                             17,269,028    6,413,985    1,321,879    3,207,225

Interfund transfers                   -   (1,148,539)    (380,315)   2,789,247

Deductions

Participant withdrawals      29,573,769   11,249,627    1,753,799    4,339,353
Administrative expenses         395,601        9,429        8,786        9,144
Other, net                            -            -            -            -
                             29,969,370   11,259,056    1,762,585    4,348,497

Net realized gain (loss)      5,239,030    2,798,719     (173,034)     170,095
 on investment
Net unrealized appreciation
 (deprec.) of investments    25,351,357   11,784,523      573,034    4,698,987
Net increase (decrease)      17,890,045    8,589,632     (421,021)   6,517,057

Plan equity at beginning
 of year                    134,361,088   61,753,378    8,071,975   18,321,874
Plan equity at end of year $152,251,133  $70,343,010  $ 7,650,954  $24,838,931




Page 13


                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1995


                            Retirement    Long-Term
                              Money        Capital
                              Market     Appreciation
                               Fund         Fund        PAYSOP    RIT Trust

Additions

Employer contributions      $    94,408  $   531,015  $        -  $         -
Employee contributions          503,779    2,829,646           -            -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                       -            -      75,337      127,896
  Mutual funds                  377,069      108,674           -            -
 Interest income                  1,105        4,151         290          843
Other, net                            -            -           -            -
                                976,361    3,473,486      75,627      128,739

Interfund transfers           2,180,180    1,126,557     (50,648)    (351,082)

Deductions

Participant withdrawals       4,233,295    4,032,328     646,041    2,976,966
Administrative expenses           2,314        8,498           -            -
Other, net                            -            -           -            -
                              4,235,609    4,040,826     646,041    2,976,966

Net realized gain (loss)              -      238,281     396,921    1,808,048
 on investment
Net unrealized appreciation
 (deprec.) of investments             -    8,560,549     297,935     (563,671)
Net increase (decrease)      (1,079,068)   9,358,047      73,794   (1,954,932)

Plan equity at beginning
 of year                      7,084,111   22,754,078   3,010,747    6,258,377
Plan equity at end of year   $6,005,043  $32,112,125  $3,084,541   $4,303,445




Page 13A


                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1995





                                       Loans           Unallocated

Additions

Employer contributions             $         -         $ 1,418,389
Employee contributions                       -                   -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -                   -
  Mutual funds                               -                   -
 Interest income                       269,386                   -
Other, net                             (16,049)                  -
                                       253,337           1,418,389

Interfund transfers                   (106,472)         (4,058,928)

Deductions

Participant withdrawals                342,360                   -
Administrative expenses                      -             357,430
Other, net                                   -                   -
                                       342,360             357,430

Net realized gain (loss)                     -                   -
 on investment
Net unrealized appreciation
 (deprec.) of investments                    -                   -
Net increase (decrease)               (195,495)         (2,997,969)

Plan equity at beginning
 of year                             3,077,917           4,028,631
Plan equity at end of year          $2,882,422          $1,030,662




Page 13B


                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1994


                                                       Interest     Balanced
                                         McCormick      Income       Equity
                              Total      Stock Fund      Fund         Fund

Additions

Employer contributions     $  6,259,953  $   813,828  $         -  $         -
Employee contributions       10,660,749    4,835,079            -            -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,763,800    1,516,309            -            -
  Mutual funds                2,936,437            -            -            -
 Interest income                271,349       47,879       12,570        7,167
Other receipts                  108,724            -            -            -
                             22,001,012    7,213,095       12,570        7,167

Interfund transfers                   -  (21,264,348) (14,053,008)  (5,467,990)

Deductions

Participant withdrawals       7,896,638    3,929,115         (453)           -
Administrative expenses         243,886        1,295      (10,547)         217
Other disbursements                   -            -            -            -
                              8,140,524    3,930,410      (11,000)         217

Net realized gain (loss)
 on investment               19,624,604   12,578,817            -            -
Net unrealized depreciation
 of investments             (38,934,219) (26,331,383)           -            -
Net (decrease) increase      (5,449,127) (31,734,229) (14,029,438)  (5,461,040)

Plan equity at beginning
 of year                    139,810,215   93,487,607   14,029,438    5,461,040
Plan equity at end of year $134,361,088  $61,753,378  $         -  $         -





Page 14


                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1994

                                          Growth &    Retirement   Long-Term
                            Investment-    Income       Money       Capital
                            Grade Bond    Portfolio     Market    Appreciation
                               Fund         Fund         Fund        Fund

Additions

Employer contributions      $   161,500  $   356,072  $   64,516  $   586,275
Employee contributions          823,995    1,797,993     322,551    2,881,131
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                       -            -           -            -
  Mutual funds                  686,294      958,325     223,912    1,067,906
 Interest income                    943        1,770       1,151        2,427
Other receipts                        -            -           -            -
                              1,672,732    3,114,160     612,130    4,537,739

Interfund transfers           8,265,351   16,988,009   7,193,334   20,534,683

Deductions

Participant withdrawals         727,444    1,117,579     720,098      855,268
Administrative expenses           6,000        1,906       1,255        4,590
Other disbursements                   -            -           -            -
                                733,444    1,119,485     721,353      859,858

Net realized gain (loss)
 on investment                 (221,425)      17,871           -       (2,844)
Net unrealized depreciation
 of investments                (911,239)    (678,681)          -   (1,455,642)
Net (decrease) increase       8,071,975   18,321,874   7,084,111   22,754,078

Plan equity at beginning
 of year                              -            -           -            -
Plan equity at end of year   $8,071,975  $18,321,874  $7,084,111  $22,754,078





Page 14A


                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1994




                                PAYSOP    RIT Trust     Loans     Unallocated

Additions

Employer contributions      $         -  $         -  $        -  $4,277,762
Employee contributions                -            -           -           -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                  76,969      170,522           -           -
  Mutual funds                        -            -           -           -
 Interest income                    452        4,750     192,240           -
Other receipts                        -            -     108,724           -
                                 77,421      175,272     300,964   4,277,762

Interfund transfers          (1,207,000)  (6,584,533)    416,995  (4,821,493)

Deductions

Participant withdrawals          88,475      459,112           -           -
Administrative expenses               -       (1,025)          -     240,195
Other disbursements                   -            -           -           -
                                 88,475      458,087           -     240,195

Net realized gain (loss)
 on investment                  970,785    6,281,400           -           -
Net unrealized depreciation
 of investments              (1,688,534)  (7,868,740)          -           -
Net (decrease) increase      (1,935,803)  (8,454,688)    717,959    (783,926)

Plan equity at beginning
 of year                      4,946,550   14,713,065   2,359,958   4,812,557
Plan equity at end of year   $3,010,747  $ 6,258,377  $3,077,917  $4,028,631





Page 14B


                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1993


                                                        Interest     Balanced
                                         McCormick       Income       Equity
                              Total      Stock Fund       Fund         Fund

Additions

Employer contributions     $  6,512,133  $  1,393,315  $         -  $        -
Employee contributions        8,414,243     7,349,700    1,064,543           -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               2,070,382     1,675,307            -           -
  Mutual funds                  138,528             -            -     138,528
 Interest income                954,826        22,026      728,885      69,645
Other receipts                      292            -           292           -
                             18,090,404    10,440,348    1,793,720     208,173

Interfund transfers                   -     2,934,963      905,489      71,750

Deductions

Participant withdrawals       8,338,081     4,362,874      943,017     446,172
Administrative expenses         368,741         7,829       49,302       3,843
Other disbursements               1,390         1,390            -           -
                              8,708,212     4,372,093      992,319     450,015

Net realized gain on
 investment                   4,231,911     1,589,177      253,209     400,770
Net unrealized depreciation
 of investments             (28,080,518)  (20,999,942)     (75,192)   (219,298)
Net (decrease) increase     (14,466,415)  (10,407,547)   1,884,907      11,380

Plan equity at beginning
 of year                    154,276,630   103,895,154   12,144,531   5,449,660
Plan equity at end of year $139,810,215  $ 93,487,607  $14,029,438  $5,461,040



Page 15


                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1993




                                PAYSOP    RIT Trust     Loans     Unallocated

Additions

Employer contributions      $         -  $         -  $        -  $5,118,818
Employee contributions                -            -           -           -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                  95,079      299,996           -           -
  Mutual funds                        -            -           -           -
 Interest income                     49          806     133,415           -
Other receipts                        -            -           -           -
                                 95,128      300,802     133,415   5,118,818

Interfund transfers              (1,618)           -     381,819  (4,292,403)

Deductions

Participant withdrawals         201,697    2,384,321           -           -
Administrative expenses             419        1,087           -     306,261
Other disbursements                   -            -           -           -
                                202,116    2,385,408           -     306,261

Net realized gain on
 investment                     257,790    1,730,965           -           -
Net unrealized depreciation
 of investments              (1,399,103)  (5,386,983)          -           -
Net (decrease) increase      (1,249,919)  (5,740,624)    515,234     520,154

Plan equity at beginning
 of year                      6,196,469   20,453,689   1,844,724   4,292,403
Plan equity at end of year   $4,946,550  $14,713,065  $2,359,958  $4,812,557



Page 15A

           The McCormick Profit Sharing Plan and PAYSOP

    Item 27a--Schedule of Assets Held for Investment Purposes

                        November 30, 1995



                          Shares         Cost          Market
Description                Held          Value         Value

Temporary investments:
 Norwest Short Term
 Investment Fund          558,657   $     558,657  $     558,657

McCormick & Company,
Incorporated:
 Common stock           3,268,117      43,420,384     77,209,267

Fidelity Investments
Mutual Funds:

 Investment Grade
 Bond Fund              1,043,080       7,970,883      7,635,346

 Growth & Income
 Portfolio Fund           928,088      20,781,178     24,779,958

 Retirement Money
 Market Fund            5,978,029       5,978,029      5,978,029

 Long-Term Capital
 Appreciation Fund        348,485      24,960,450     32,057,145
 (Magellan Fund)

Participant loans
(average interest
 rate of 9%)                            2,882,406      2,882,406

                                     $106,551,987   $151,100,808

                  THE McCORMICK PROFIT SHARING PLAN & PAYSOP


Item 27d - Schedule of Reportable Transactions


Account Number 1277890C                                 For the period 12/01/94
                                  SCHEDULE L-1                 through 11/30/95


                           5% REPORTABLE TRANSACTIONS                    Page 7


                               SINGLE TRANSACTIONS              Beginning Value
                                                                   $130,325,545



A. Identity of                          F.                              I.
   Party Involved    C.        D.       Expenses    G.         H.       Net
 B. Description      Purchase  Selling  Incurred    Cost of    Current  Gain
    of Security      Price     Price    w/Trades    Security   Value    or Loss



***No single reportable transactions.

                  THE McCORMICK PROFIT SHARING PLAN & PAYSOP


Item 27d - Schedule of Reportable Transactions

Account Number 1277890C                                 For the period 12/01/94
                                  SCHEDULE L-2                 through 11/30/95

                           5% REPORTABLE TRANSACTIONS                    Page 8

                   SERIES OF TRANSACTIONS IN THE SAME SECURITY  Beginning Value
                                                                   $130,325,545



B. Description of      C. Purchase   D. Selling   F. Expenses Incurred w/Trades
   Security               Price         Price     Purchases    Sales    Total

Norwest Short Term
Investment Fund        $28,838,933   $28,769,981
  Number of Trades/
  % of Beginning Value 482/ 22.13%   411/ 22.08%

Fidelity Magellan
Fund, Inc.             $ 3,998,824   $ 3,177,745
  Number of Trades/
  % of Beginning Value  31/  3.07%    13/  2.44%

Fidelity Money Mkt Tr
Retirement Money Mkt
Portfolio              $ 3,053,169   $ 4,080,250
  Number of Trades/
  % of Beginning Value  42/  2.34%    20/  3.13%

Fidelity Secs Fund
Growth & Income
Portfolio              $ 5,253,242   $ 3,468,065
  Number of Trades/
  % of Beginning Value  37/  4.03%    18/  2.66%

McCormick & Co., Inc.
Common Voting          $ 4,417,424   $ 8,765,133
  Number of Trades/
  % of Beginning Value  32/  3.39%    31/  6.73%




Page 18


                  THE McCORMICK PROFIT SHARING PLAN & PAYSOP


Item 27d - Schedule of Reportable Transactions

Account Number 1277890C                                 For the period 12/01/94
                                  SCHEDULE L-2                 through 11/30/95

                           5% REPORTABLE TRANSACTIONS                    Page 8

                   SERIES OF TRANSACTIONS IN THE SAME SECURITY  Beginning Value
                                                                   $130,325,545



B. Description of              G. Cost of       H. Current       I. Net Gain
   Security                       Security         Value            or Loss

Norwest Short Term
Investment Fund                $28,769,981      $57,608,914
  Number of Trades/
  % of Beginning Value                          893/ 44.20%

Fidelity Magellan
Fund, Inc.                     $ 2,939,464      $ 7,176,569      $  238,281
Number of Trades/
  % of Beginning Value                           44/  5.51%

Fidelity Money Mkt Tr
Retirement Money Mkt
Portfolio                      $ 4,080,250      $ 7,133,420
  Number of Trades/
  % of Beginning Value                           62/  5.47%

Fidelity Secs Fund
Growth & Income
Portfolio                      $ 3,297,970      $ 8,721,307      $  170,095
  Number of Trades/
  % of Beginning Value                           55/  6.69%

McCormick & Co., Inc.
Common Voting                  $ 4,264,534      $13,182,557      $4,500,599
  Number of Trades/
  % of Beginning Value                           63/ 10.12%




Page 18A


                  THE McCORMICK PROFIT SHARING PLAN & PAYSOP


Item 27d - Schedule of Reportable Transactions


Account Number 1277890C                                 For the period 12/01/94
                                  SCHEDULE L-3                 through 11/30/95


                           5% REPORTABLE TRANSACTIONS                    Page 9


                   SERIES OF TRANSACTIONS WITH THE SAME PARTY   Beginning Value
                                                                   $130,325,545
                         INVOLVED WITH A 5% TRANSACTION



A. Identity of                          F.                              I.
   Party Involved    C.        D.       Expenses    G.         H.       Net
 B. Description      Purchase  Selling  Incurred    Cost of    Current  Gain
    of Security      Price     Price    w/Trades    Security   Value    or Loss



***No reportable transactions.

            Exhibit--Consent of Independent Auditors



We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated May 23, 1996, with respect to the financial statements and supplemental schedules of The McCormick Profit Sharing Plan and PAYSOP for the year ended November 30, 1995 included under Item 14., Exhibits, Financial Statement Schedules, and Reports on Form 8-K in this Form 10-K/A, No. 1.

     Form           Registration Number          Date Filed

     S-8                 33-58197                  3/23/95
     S-3                 33-66614                  7/27/93
     S-3                 33-40920                  5/29/91
     S-8                 33-33724                  3/02/90
     S-8                 33-33725                  3/02/90
     S-3                 33-32712                 12/21/89
     S-8                 33-24660                  3/16/89
     S-8                 33-24658                  9/15/88





                                                       ERNST & YOUNG LLP


Baltimore, Maryland
May 23, 1996